Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this "Agreement"), dated as of October 15, 2015, is by and among UMH Properties, Inc., a Maryland corporation (the "Company"), each Purchaser listed under the heading "Direct Purchasers" on Schedule A (each, a "Direct Purchaser"), each Investment Adviser listed under the heading "Investment Advisers" on the signature pages hereto (each, an "Investment Adviser") who is entering into this Agreement on behalf of itself (as to paragraph 4 of this Agreement) and those Purchasers which are a fund or individual or other investment advisory client of such Investment Adviser listed under its respective name on Schedule B (each, a "Client"), and each Broker-Dealer listed on Schedule C (each, a "Broker-Dealer") which is entering into this Agreement on behalf of itself (as to paragraph 5 of this Agreement) and those Purchasers which are customers for which it has power of attorney to sign listed under its respective name on Schedule C (each, a "Customer").  Each of the Customers, Direct Purchasers and Clients are referred to herein as individually, a "Purchaser" and collectively, the "Purchasers".

WHEREAS, the Purchasers desire to purchase from the Company (or their Investment Advisers and Broker-Dealers desire to purchase on their behalf from the Company), and the Company desires to issue and sell to the Purchasers up to an aggregate of 2,000,000 shares (such number of shares actually sold pursuant to this Agreement, the "Preferred Shares") of the Company's 8% Series B Cumulative Redeemable Preferred Stock, par value $0.10 per share, having a liquidation preference equivalent to $25.00 per share (the "Series B Preferred Stock"), with the number of Preferred Shares acquired by each Purchaser set forth opposite the name of such Purchaser on Schedule A, Schedule B or Schedule C, as the case may be.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.           Purchase and Sale.  Subject to the terms and conditions hereof, the Investment Advisers and the Broker-Dealers (on behalf of Purchasers which are Clients and Customers, respectively) and the other Purchasers hereby severally and not jointly agree to purchase from the Company, and the Company agrees to issue and sell to the several Purchasers, the number of Preferred Shares set forth next to such Purchaser's name on Schedule A, Schedule B or Schedule C, as the case may be, at a price per share of $25.00, including accrued dividends from October 20, 2015, for an aggregate purchase amount in an amount as set forth on Schedule D hereof (the "Purchase Price") at the Closing (as defined below).

2.           Representations and Warranties of Purchasers.  Each Purchaser represents and warrants with respect to itself that:

(a)           Due Authorization.  Such Purchaser has full power and authority to enter into this Agreement and is duly authorized to purchase the Preferred Shares in the amount set forth opposite its name on Schedule A, Schedule B or Schedule C, as the case may be.  This Agreement has been duly authorized by such Purchaser and duly executed and delivered by or on behalf of such Purchaser.  This Agreement constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought (the "Enforceability Exceptions").

(b)           Prospectus and Prospectus Supplement. Such Purchaser has received a copy of the Company's Basic Prospectus dated February 15, 2013 and Prospectus Supplement dated October 5, 2015 (each as defined below).

(c)           Independent Investment Decision. Such Purchaser has made its investment decision independently and not as a result of a recommendation of the Placement Agent.

(d)           Ownership of Excess Shares of Capital Stock.  As of the date hereof and after giving effect to the transaction contemplated hereby, such Purchaser, together with its subsidiaries and affiliates, does not own directly or indirectly more than 9.8% in number of shares or value, whichever is more restrictive, of the issued and outstanding capital stock of the Company.  Purchaser expressly acknowledges that the provisions of the Company's Articles of Incorporation, as amended or supplemented (the "Charter"), contain limitations on the Purchaser's ownership of the Company's capital stock, which, among other things, prohibit the direct or indirect ownership by Purchaser (together with its subsidiaries and affiliates) of more than 9.8% in number of shares or value, whichever is more restrictive, of the Company's outstanding capital stock and, in the event the shares of capital stock acquired by Purchaser pursuant to this Agreement or otherwise exceed such limits, give the Company certain repurchase rights on the terms set forth in the Company's Charter and result in the conversion of certain shares of capital stock held by the Purchaser into excess stock which will be held for the benefit of a charitable beneficiary on the terms set forth in the Company's Charter.

3.           Representations and Warranties of the Company.  The Company represents and warrants that:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and meets the requirements pursuant to the standards for such Form as (i) are in effect on the date hereof and (ii) were in effect immediately prior to October 21, 1992.  The Company's Registration Statement (as defined below) was declared effective by the SEC (as defined below) and the Company has filed such post effective amendments thereto as may be required under applicable law prior to the execution of this Agreement and each such post-effective amendment became effective.  The SEC has not issued, nor to the Company's knowledge, has the SEC threatened to issue or intends to issue, a stop order with respect to the Registration Statement, nor has it otherwise suspended or withdrawn the effectiveness of the Registration Statement or, to the Company's knowledge, threatened to do so, either temporarily or permanently, nor, to the Company's knowledge, does it intend to do so.  On the effective date, the Registration Statement complied in all material respects with the requirements of the Act and the rules and regulations promulgated under the Act (the "Regulations"); at the effective date the Basic Prospectus (as defined below) complied, and at the Closing the Prospectus

(as defined below) will comply, in all material respects with the requirements of the Act and the Regulations; each of the Basic Prospectus and the Prospectus; as of its date and at the Closing Date did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Purchasers, CSCA Capital Advisors, LLC, in its capacity as placement agent ("Placement Agent"), any Investment Advisers or Broker-Dealers, or any of their respective affiliates, expressly for use in the Prospectus.  As used in this Agreement, the term "Registration Statement" means the shelf registration statement on Form S-3 (File No. 333-186084) as declared effective by the Securities and Exchange Commission (the "SEC"), including exhibits, financial statements, schedules and documents incorporated by reference therein.  The term "Basic Prospectus" means the prospectus included in the Registration Statement, as amended, or as supplemented.  The term "Prospectus Supplement" means the prospectus supplement specifically relating to the Preferred Shares to be filed with the SEC pursuant to Rule 424 under the Act in connection with the sale of the Preferred Shares hereunder.  The term "Prospectus" means the Basic Prospectus and the Prospectus Supplement taken together.  The term "Preliminary Prospectus" means any preliminary form of Prospectus Supplement used in connection with the marketing of the Preferred Shares.  Any reference in this Agreement to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date hereof or the date of the Prospectus or any Preliminary Prospectus as the case may be, and any reference herein to any amendment or supplement to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such documents and through the date of such amendment or supplement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference.

(b)           Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development which could reasonably be expected to give rise to a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and the subsidiaries of the Company, if any (the "Subsidiaries"), considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) other than regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of equity securities.

(c)           The Company has been duly organized as a corporation and is validly existing in good standing under the laws of the State of Maryland.  Each of the Subsidiaries of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.  Each of the Company and its Subsidiaries has the required power and authority to own and lease its properties and to conduct its business as described in the Prospectus; and each of the Company and its Subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.

(d)           As of the date hereof, the authorized capital stock of the Company consists of 42,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), 3,000,000 shares of excess stock, par value $0.10 per share (the "Excess Stock"), and 3,663,800 shares of Series A Preferred Stock (collectively, the "Capital Stock), of which 26,781,988 shares of Common Stock, no shares of excess stock and 3,663,800 shares of the Series A Preferred Stock are issued and outstanding and 15,218,012 shares of Common Stock are authorized and unissued (without giving effect to any Preferred Shares issued or to be issued as contemplated by this Agreement or any reclassification of any shares of Common Stock into Shares of Series B Preferred Stock in connection with the transaction contemplated by this Agreement).  As of the Closing Date (after giving effect to the filing and effectiveness of the Charter Amendment and the Articles Supplementary as contemplated by Section 8 hereof), the authorized capital stock of the Company will consist of 62,000,000 shares of Common Stock, 3,000,000 shares of Excess Stock, 3,663,800 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock, of which, immediately prior to the Closing, 26,781,988 shares of Common Stock, no shares of excess stock, 3,663,800 shares of the Series A Preferred Stock and no shares of Series B Preferred Stock will be issued and outstanding and 15,218,012 shares of Common Stock will be authorized and unissued.  The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Preferred Shares have been duly authorized, and when issued in accordance with the terms of the Charter (after giving effect to the filing and effectiveness of the Charter Amendment and the Articles Supplementary as contemplated by Section 8 hereof) and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will be listed, subject to notice of issuance, on the New York Stock Exchange, effective as of the Closing; the Common Stock, the excess stock, the Series A Preferred Stock and the Series B Preferred Stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

(e)           Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except where such violation or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise; and

the execution, delivery and performance of this Agreement, and the issuance and delivery of the Preferred Shares and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and will not conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any law, administrative regulation or administrative or court decree applicable to the Company.

(f)           The Company is organized in conformity with the requirements for qualification and, as of the date hereof and as of the Closing, operates in a manner that qualifies it as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder and will be so qualified after giving effect to the sale of the Preferred Shares.

(g)           The Company is not required to be registered under the Investment Company Act of 1940, as amended.

(h)           No legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and to the knowledge of the Company, no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties that are required to be described in the Registration Statement or the Prospectus and are not described therein.

(i)           No authorization, approval or consent of or filing with any court or United States federal or state governmental authority or agency is necessary in connection with the sale of the Preferred Shares hereunder except for the filing and effectiveness of the Charter Amendment and the Articles Supplementary as contemplated by Section 8 hereof and except such as may be required under the Act or the Regulations or state securities laws or real estate syndication laws.

(j)           The Company and its Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, except where the failure to possess such certificates, authority or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or other-

wise, or the earnings, business affairs or, to the Company's knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise, nor, to the knowledge of the Company, are any such proceedings threatened or contemplated.

(k)           The Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by the Enforceability Exceptions.

(l)           As of the dates set forth therein or incorporated by reference, the Company had good and marketable title to all of the properties and assets reflected in the audited financial statements contained in the Prospectus, subject to no lien, mortgage, pledge or encumbrance of any kind except (i) those reflected in such financial statements, (ii) as are otherwise described in the Prospectus, (iii) as do not materially adversely affect the value of such property or interests or interfere with the use made or proposed to be made of such property or interests by the Company and each of its Subsidiaries or (iv) those which constitute customary provisions of mortgage loans secured by the Company's properties creating obligations of the Company with respect to proceeds of the properties, environmental liabilities and other customary protections for the mortgagees.

(m)           Neither the issuance, sale and delivery of the Preferred Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will cause the Company to violate or be in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(n)           The statements set forth in the Basic Prospectus under the caption "Description of Preferred Stock" and the statements set forth in the Prospectus Supplement under the caption "Description of Series B Preferred Stock," in so far as such statements purport to summarize provisions of laws or documents referred to therein, are correct in all material respects and fairly present the information required to be presented therein.

4.           Representations and Warranties of the Investment Advisers.  To induce the Company to enter into this Agreement, each of the Investment Advisers hereby represents and warrants as to itself only that:

(a)           It is an investment adviser duly registered with the SEC under the Investment Advisers Act of 1940, as amended.

(b)           It has been duly authorized to act as investment adviser on behalf of each Client on whose behalf it is signing this Agreement (as identified under the name of such Investment Adviser on Schedule B hereto) and has the sole authority to make the investment decision to purchase Capital Shares hereunder on behalf of such Client.  An investment in the Series B Preferred Stock is a suitable investment for each Client.

(c)           It has the power and authority to enter into and execute this Agreement on behalf of each of the Clients listed under its name on Schedule B hereto.

(d)           This Agreement has been duly authorized, executed and delivered by it and, assuming it has been duly authorized, executed and delivered by the Company, constitutes a legal, valid and binding agreement of such Investment Adviser, enforceable against it in accordance with its terms except as may be limited by the Enforceability Exceptions.

(e)           It has received a copy of the Company's Basic Prospectus dated February 15, 2013 and Prospectus Supplement dated October 5, 2015.

5.           Representations and Warranties of the Broker-Dealers.  To induce the Company to enter into this Agreement, each Broker-Dealer represents and warrants as to itself only that:

(a)           It is duly registered and in good standing as a broker-dealer under the Exchange Act and is licensed or otherwise qualified to do business as a broker-dealer with the National Association of Securities Dealers, Inc. and in all States in which it will offer any Preferred Shares pursuant to this Agreement.

(b)           Assuming the Prospectus complies with all relevant provisions of the Act in connection with the offer and sales of Series B Preferred Stock, each Broker-Dealer will conduct all offers and sales of Series B Preferred Stock in compliance with the Act, the Exchange Act and all rules and regulations promulgated thereunder.

(c)           It has delivered a copy of the Prospectus to each Purchaser set forth under its name on Schedule C hereto.

(d)           It is authorized to execute and deliver this Agreement on behalf of each Customer on whose behalf it is signing this Agreement (as identified under the name of such Broker-Dealer on Schedule C hereto) and such power has not been revoked.

(e)           This Agreement has been duly authorized, executed and delivered by it and, assuming it has been duly authorized, executed and delivered by the Company, constitutes a legal, valid and binding agreement of such Broker-Dealer, enforceable against it in accordance with its terms except as may be limited by the Enforceability Exceptions.

6.           Conditions to Obligations of the Parties.

(a)           The Purchasers' several obligations to purchase the Preferred Shares shall be subject to the following conditions having been met:

(i)       the representations and warranties set forth in Section 3 of this Agreement shall be true and correct with the same force and effect as though expressly made at and as of the Closing,

(ii)       the Placement Agent shall have received an opinion from Venable LLP, Maryland counsel to the Company, dated as of the date of the Closing, addressed to the Placement Agent and the Purchasers substantially in the form attached hereto as Exhibit A,

(iii)       the Placement Agent shall have received an opinion from Stroock & Stroock & Lavan LLP, special securities counsel to the Company, dated as of the date of the Closing, addressed to the Placement Agent and the Purchasers substantially in the form attached hereto as Exhibit B,

(iv)       the Placement Agent shall have received a comfort letter from PKF O'Connor Davies, a division of O'Connor Davies, LLP (formerly PKF, LLP), dated as of the Closing, substantially in the form attached hereto as Exhibit C,

(v)       The Charter Amendment and the Articles Supplementary contemplated by Section 8 hereof shall have been filed and become effective, and

(vi)       on the Closing Date, the Company shall have delivered to the Placement Agent a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, setting forth that each of the representations and warranties contained in this Agreement shall be true on and as of the Closing Date as if made as of the Closing Date and each of the conditions and covenants contained herein shall have been complied with to the extent compliance is required prior to Closing, and shall have delivered such other customary certificates as the Placement Agent shall have reasonably requested.

(b)           The Company's obligation to issue and sell the Preferred Shares shall be subject to the following conditions having been met:

(i)       the representations and warranties set forth in Sections 2, 4 and 5 of this Agreement shall be true and correct with the same force and effect as though expressly made at and as of the Closing and

(ii)       the Settlement Agent (as defined below) shall have received payment in full for the Purchase Price for the Preferred Shares by federal wire of immediately available funds, in an amount not less than the aggregate amount of $45,030,000 prior to the payment of fees and expenses.

7.           Closing.  Provided that the conditions set forth in Section 6 hereto and the last sentence of this Section 7 have been met or waived at such time, the transactions contemplated hereby shall be consummated on October 20, 2015, or at such other time and date as the parties hereto shall agree (each such time and date of payment and delivery being herein called the "Closing").  At the Closing, settlement shall occur through Weeden & Co. LP (the "Settlement Agent"), or an affiliate thereof, on a delivery versus payment basis through the DTC ID System.

8.           Covenants.  The Company hereby covenants and agrees that (i) subject to all Purchasers consummating the purchase of the Preferred Shares at the Closing, the Company will use the proceeds of the offering contemplated hereby as set forth under the caption "Use of Proceeds" in the Prospectus Supplement and (ii) prior to the Closing, the Company will file an amendment to the Charter to increase the Company's authorized capital stock by 22,000,000 shares of Common Stock (the "Charter Amendment") and articles supplementary to reflect the reclassification and designation of 2,000,000 shares of Common Stock into shares of Series B

Preferred Stock (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland, and will cause the Charter Amendment and the Articles Supplementary to become effective prior to the Closing.

9.           Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing by the Company, on the one hand, or if the Closing shall not have occurred on or prior to October 30, 2015 by any Purchaser on the other; provided that the Company or such Purchaser, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9 if the failure of Closing to occur on or prior to such dates results primarily from such party itself having materially breached any representation, warranty or covenant contained in this Agreement.

10.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Purchasers, shall be sufficient in all respects if delivered or sent by facsimile to (212) 446-9181 or by certified mail to CSCA Capital Advisors, LLC, 800 Third Avenue, 25th Floor, New York, NY, 10022, Attention: Bradley Razook, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company by facsimile to (732) 577-9980 or by certified mail to the Company at 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, Attention: Anna Chew, Chief Financial Officer.

11.           Governing Law.  This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without regard to conflict of laws principles.

12.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

13.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.  Executed counterparts may be delivered by facsimile.

14.           Construction.  When used herein, the phrase "to the knowledge of" the Company or "known to" the Company or any similar phrase means the actual knowledge of the Chief Executive Officer or the Chief Financial Officer of the Company and includes the knowledge that such officers would have obtained of the matter represented after reasonable due and diligent inquiry of those employees of the Company whom such officers reasonably believe would have actual knowledge of the matters represented.

15.           Free Writing Prospectus Legend.  The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company or CSCA Capital Advisors, LLC will arrange to send you the prospectus if you request it by calling (212) 446-9177.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed and delivered as of the date first above written.

UMH PROPERTIES, INC.

By:	/s/ Anna T. Chew
Anna T. Chew
Vice President

DIRECT PURCHASERS

[ ]

By:
	Name:	[ ]
	Title:	[ ]

INVESTMENT ADVISERS

[ ] on behalf of itself (solely with respect to Section 4) and each Client set forth under its name on Schedule B

By:
	Name:	[ ]
	Title:	[ ]

CUSTOMERS

Each of the Several persons or entities listed under the heading "Account Name" on Attachment [ ] to Schedule C hereto

By:	[ ], as agent and attorney-in-fact

By:
Name:
Title:

[ ] on behalf of itself and solely with respect to Section 5

By:
Name:
Title:

SCHEDULE A

NAME OF DIRECT PURCHASERS	NUMBER OF SHARES
[ ]	[ ]

  Schedule A - Page 1

SCHEDULE B

NAME OF INVESTMENT ADVISER	NUMBER OF SHARES

[ ]

CLIENTS
[ ]

   Schedule B - Page 1

SCHEDULE C

NAME OF BROKER DEALER:	NUMBER OF SHARES

[ ]

Customers for whom it is signing this Agreement as agent and attorney-in-fact:	The amount set forth opposite such name on Attachment [ ] to Schedule C hereto under the heading "Amount" (in the aggregate [ ])

Each of the several persons or entities set forth under the heading "Account Name" on Attachment [ ] to Schedule C hereto

   Schedule C - Page 1

SCHEDULE D

Aggregate Purchase Amount

 Schedule D - Page 1

Schedule D - Page 1

EXHIBIT A

Opinion of Venable LLP

1.           The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”).

2.           The Company has the requisite corporate power to own or lease its properties and to conduct its business as described in the Basic Prospectus under the caption “UMH Properties, Inc.”, to enter into the Purchase Agreement and the Placement Agent Agreement (collectively, the “Agreements”) and to carry out all the terms and provisions of the Agreements to be carried out by it.

3.           As of [____], the number of shares of authorized stock of the Company was as set forth in the Preliminary Prospectus Supplement under the heading “Description of Series B Preferred Stock” and, as of such date, consisted of 42,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), 3,000,000 shares of the Company’s excess stock, par value $0.10 per share (the “Excess Stock”), and 3,663,000 shares of Series A Preferred Stock.  As of the date hereof, the number of shares of authorized stock of the Company is as set forth in the Final Prospectus Supplement under the heading “Description of Series B Preferred Stock” and consists of 62,000,000 shares of Common Stock, 3,000,000 shares of Excess Stock, 3,663,800 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock.

4.           The issuance and sale of the Preferred Shares pursuant to the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company against payment of the agreed consideration therefor in accordance with the provisions of the Purchase Agreement, the Preferred Shares will be validly issued, fully paid and nonassessable.

5.           No holders of outstanding shares of stock of the Company are entitled to any preemptive or other similar rights under the Maryland General Corporation Law (the “MGCL”) or under the Charter or Bylaws of the Company to subscribe for or purchase any of the Preferred Shares.

6.           The execution and delivery of the Agreements have been duly authorized by all necessary corporate action on the part of the Company.

7.           The execution, delivery and performance of the Agreements and the issuance and delivery of the Preferred Shares in accordance with the Agreements will not conflict with or result in a violation of the provisions of the Charter or Bylaws of the Company, the laws of the State of Maryland, or any decree, judgment or order of any Maryland governmental authority applicable to the Company.

A-1

8.           The Preferred Shares conform in all material respects to the descriptions of the Series B Preferred Stock of the Company set forth under the subheadings “General” and “Restrictions on Ownership and Transfer” in the section of the Basic Prospectus entitled “Description of Capital Stock” and in the section of the Prospectus Supplement entitled “Description of Series A Preferred Stock”.

9.           The authorized stock of the Company conforms in all materials respects to the description thereof set forth under the heading “Description of Capital Stock” in the Basic Prospectus and in the section of the Prospectus Supplement entitled “Description of Series B Preferred Stock.”

10.           The statements in the section of the Basic Prospectus entitled “Risk Factors” under the heading “We are subject to restrictions that may impede our ability to effect a change in control”, insofar as such statements purport to summarize provisions of the Charter or Bylaws of the Company or the MGCL, are accurate in all material respects.

11.           No authorization, approval or consent of any court or governmental authority of the State of Maryland is necessary in connection with the consummation of the transactions contemplated by the Agreements, except those, if any, which have already been obtained or rendered (and except as may be required under the securities laws of the State of Maryland, as to which we express no opinion).

12.           The Articles Supplementary have been accepted for record by the SDAT and have become effective in accordance with the MGCL.

A-2

EXHIBIT B

Opinion of Stroock & Stroock & Lavan LLP

1.           The Registration Statement has been declared effective under the Act, and to our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and (b) no proceedings for that purpose have been instituted or are pending or threatened by the SEC.  The Prospectus has been filed with the SEC.

2.           The Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the SEC thereunder (except that we express no opinion as to documents incorporated by reference therein or the financial statements, notes thereto and related schedules and other financial [and statistical data] included or incorporated by reference therein or omitted therefrom).

3.           The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other legal documents, insofar as they address legal matters, fairly summarize in all material respects the information about legal matters required to be disclosed by the applicable Items of the Registration Statement.

4.           Neither the Company nor any of its Subsidiaries is an “investment company” or entity controlled by an “investment company” within the meaning of the Investment Company Act.

5.           The execution, delivery and performance of the Placement Agent Agreement and the Purchase Agreement by the Company, and the issuance and delivery of the Preferred Shares, will not materially conflict with or constitute a material breach of any agreement or instrument which the Company filed with the SEC as an exhibit to the Registration Statement.

6.           To our knowledge, no authorization, approval or consent of any court or United States federal or state governmental authority or agency having jurisdiction over the Company and its Subsidiaries and which govern the transactions contemplated by the Agreements, is necessary in connection with the sale of the Preferred Shares (other than (i) as may be required under the Act and the regulations thereunder, which has been obtained, or (ii) as may be required under the securities or blue sky laws or real estate syndication laws of the various states, as to which we express no opinion).

7.           To our knowledge, no legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and to our knowledge no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties that are required to be described in the Registration Statement or the Prospectus and are not described therein.

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8.           For its taxable years ended December 31, 2010 through December 31, 2014, the Company has continuously been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust” under the Code.

9.           The Company’s current organization and method of operation will permit it to continue to meet the requirements for taxation as a “real estate investment trust” under the Code for its December 31, 2015 taxable year.

10.           The statements set forth in (a) the Prospectus under the caption “Material United States Federal Income Tax Consequences” and (b) the Prospectus Supplement under the caption “Federal Income Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize in all material respects the federal income tax laws referred to therein.

We have participated in conferences with officers and other representatives of the Company and with representatives of its independent accountants at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement and the Prospectus, nothing has come to our attention to cause us to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements (including the notes thereto) and related schedules and other financial and statistical information included or incorporated by reference therein (as to which we express no belief).

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EXHIBIT C

Comfort Letter

_________, 2015

CSCA Capital Advisors, LLC
800 Third Avenue, 25th Floor
New York, NY 10022

Dear Sirs:

We have audited (i) the consolidated balance sheets of UMH Properties, Inc. (the "Company") as of December 31, 2014 and 2013 and the consolidated statements of income (loss), comprehensive income (loss), shareholders' equity and cash flows, for the each of the years ended December 31, 2014, 2013 and 2012, and the related financial statement schedule, all included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 11, 2015, which is incorporated by reference in the Registration Statement (No. 333-186084) on Form S-3 filed by the Company under the Securities Act of 1933 as amended (the "Act"); our report with respect thereto is also incorporated by reference in such Registration Statement in the form in which it became effective, together with the Prospectus dated February 15, 2013, and the Preliminary Prospectus Supplement dated October 5, 2015, collectively referred to herein as the "Registration Statement".

Also, we have audited the effectiveness of the Company's internal controls over financial reporting as of December 31, 2014, and our report thereon is incorporated by reference in the Registration Statement.

In connection with the Registration Statement:

1.           We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations adopted by the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

2.           In our opinion, the consolidated financial statements and financial statement schedule audited by us and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 11, 2015, and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the related rules and regulations adopted by the SEC.

3.           We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2014; although we have conducted audits for the years ended December 31, 2014, 2013 and 2012, the purpose, and therefore the scope, of the audits was to enable us to express our opinion on the consolidated financial statements as of December 31, 2014 and 2013, and for each of the three years ended December 31, 2014, 2013 and

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2012, but not on the consolidated financial statements for any interim periods within and subsequent to those years.  Therefore, we are unable to and do not express any opinion on results of operations or cash flows for any interim periods within and subsequent to these years as of any date or for any period subsequent to December 31, 2014.

4.           For purposes of this letter:

(a)           We have read all minutes of meetings of the stockholders, the Board of Directors, the Compensation Committee and Audit Committee of the Company as set forth in the minute books from January 1, 2015 to October 12, 2015, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein.

(b)           With respect to the three month periods ended March 3 1, 2015 and 2014 and the three and six month periods ended June 30, 2015 and 2014 we have:

(i)                 Performed the procedures specified by the PCAOB for a review of interim financial information as described in PCAOB Interim Standard AU 722, Interim Financial Information on (i) the unaudited consolidated balance sheets at March 31, 2015 and unaudited consolidated statements of operations and cash flows for the three month periods ended March 31, 2015 and 2014 incorporated by reference in the Registration Statement from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and (ii) the unaudited consolidated balance sheets at June 30, 2015 and unaudited consolidated statements of operations for the three and six month periods ended June 30, 2015 and 2014 and cash flows for the six month period ended June 30,2015 and 2014 incorporated by reference in the Registration Statement from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

(ii)                 Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in item b.(i) above comply as to form in all material respects with the applicable accounting requirements of the Act and Exchange Act and the related rules and regulations adopted by the SEC and are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB.  Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph.  Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5.           Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(a)           Any material modifications should be made to the unaudited consolidated financial statements described in item 4.b.(i) above, incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(b)           The unaudited consolidated financial statements described in item 4.b.(i) above, incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act and Exchange Act and the related rules and regulations adopted by the SEC.

6.           Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to June 30, 2015, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after June 30, 2015 have, of necessity, been even more limited.  We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at October 12, 2015, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated shareholders' equity of the Company as compared with amounts shown on the June 30, 2015, unaudited consolidated balance sheet incorporated by reference in the Registration Statement or (b) for the period from July 1, 2015 to October 12, 2015 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated rental and sales revenue or in the total or per-share amounts of net income (loss).  On the basis of these inquiries and our reading of the minutes as described in item 4.a, other than the activity, in the normal course of business from the Dividend Reinvestment and Stock Purchase Plan, the 2003 Stock Option and Stock Award Plan, as amended and restated, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

7.           Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such consolidated financial statements taken as a whole.  For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated below, and, accordingly, we express no opinion thereon.

8.           However, for purposes of this letter we also read the items identified by you on the attached copies of selected pages of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, and June 30, 2015, the preliminary prospectus supplement dated October 5, 2015, and the Company's Current Reports on Form 8-K filed with the SEC on March 11, 2015, May 7, 2015, and August 6, 2015 have performed the additional procedures enumerated below:

A.           Compared the corresponding amounts or percentage to the Company's December 31, 2014, 2013 and 2012 audited financial statements incorporated by reference in the Registration Statement and found them to be in agreement.

B.           Compared corresponding amounts or percentages to the Company's December 31, 2011 and 2010 audited financial statements not incorporated by reference in the Registration Statement and found them to be in agreement.

C.           Compared the amount or percentage with an agreement, a schedule or report prepared by the Company from its accounting records and found them to be in agreement.

D.           Recalculated the indicated amount or percentage and found it to be in agreement.

E.           Proved the arithmetic accuracy of Normalized or Core Funds from Operations ("FFO").  FFO does not represent cash generated from operating activities in accordance with accounting principles generally accepted in the United States of America and we make no comment as to the sufficiency of the individual adjustments included to arrive at FFO nor do we make any comment as to the sufficiency of the disclosures or the suitability of this measure for valuation or other purposes.

F.           Proved the arithmetic accuracy of the percentages of amounts.  No other conclusions or verifications should be inferred.

G.           Compared the amount or percentage with an agreement or statement received by the Company from a third party.

H.           Compared the corresponding rounded amounts to the Company's December 31, 2014, 2013 and 2012 consolidated audited financial statements incorporated by reference in the Registration Statement and found them to be in agreement.

I.           Compared the amount or percentage with a schedule prepared by the Company from its accounting records and found them to be in agreement.  This proforma information is unaudited.

J.           Compared the amount to the Company's unaudited consolidated financial statements included in the Company's Form 10-Q filings and found them to be in agreement.

K.            (NOT USED).

L.           Compared the corresponding rounded amounts to the Company's unaudited consolidated financial statements included in the Company's Form 10-Q filings and found them to be in agreement.

9.           It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages described above.  Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

This letter is solely for the information of the addressee and to assist the placement agent in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the placement group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

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